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                                                                    EXHIBIT 5.1

(713) 758-2222                                                   (713) 758-2346


                                                             June 2, 1999


Ocean Energy, Inc.
1001 Fannin
Suite 1600
Houston, Texas  77002

      Re: Ocean Energy, Inc. (the "Company"): Registration Statement on Form S-3 under the Securities Act of 1933 (the "Act")

Ladies and Gentlemen:

           We have acted as counsel for the Company, a Texas corporation, relating to the Company's (i) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), (ii) shares of preferred stock, par value $1.00 per share, in one or more series (the "Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"),
(iii) shares of common stock, par value $.10 per share (the "Common Stock"), accompanied by rights to purchase Junior Participating Preferred Stock (the "Rights"), (iv) Securities Warrants ("Securities Warrants") to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock and (v) guarantees issued by the Company's subsidiaries in connection with Debt Securities (the "Guarantees") to be issued from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $750,000,000. Each capitalized term used herein, unless otherwise defined herein, has the meaning ascribed to it in the Registration Statement.

           Before rendering our opinion, we examined certain corporate records of the Company, including its Articles of Incorporation, its Bylaws, and certain resolutions of the Board of Directors of the Company. We also examined the Registration Statement, together with the exhibits thereto, and such certificates of officers of the Company, other documents and records as we have deemed necessary for the purposes of this opinion. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

           In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange


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Ocean Energy, Inc.
Page 2
June 2, 1999

Commission (the "Commission") describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

           Based upon the foregoing, we are of the opinion that:

           (a) with respect to Debt Securities to be issued under either of the Indentures, when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended;
                (ii) the Board (as hereinafter defined) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, or (b) upon exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity;

           (b) with respect to shares of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a statement establishing relative rights and preferences relating to such Preferred Stock and the filing of such statement with the Secretary of State of the State of Texas; and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, or (b) upon exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such exercise as approved by the Board, for the consideration approved by the Board, the shares of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable;



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Ocean Energy, Inc.
Page 3
June 2, 1999

           (c) with respect to the Depositary Shares, when the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with applicable law, the Deposit Agreement relating to the Depositary Shares has been duly executed and delivered, and the Preferred Stock that is represented by Depositary Shares has been duly issued and delivered to the depository as contemplated in paragraph (b) above, and Depositary Receipts evidencing the Depositary Shares have been duly issued against the deposit of Preferred Stock in accordance with the Deposit Agreement, the Depositary Receipts will be validly issued;

           (d) with respect to shares of Common Stock, when (i) the Board of Directors of the Company or, to the extent permitted by
                Article 2.13 of the Texas Business Corporation Act, a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the "Board"), has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), (X) the shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable and (Y) the Rights, assuming that they are issued prior to the Distribution Date (as defined in the Rights Agreement) and prior to the redemption or termination of the Rights, will be validly issued, fully paid, nonassessable and the holders thereof will be entitled to the benefits of the Rights Agreement; provided, however, that we express no opinion as to the anti-dilution provision contained in the Rights Agreement;

           (e) with respect to the Securities Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Securities Warrants, the terms of the offering thereof and related matters; (ii) the Securities Warrant Agreement and other agreements relating to the Securities Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Securities Warrants or certificates representing the Securities Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Securities Warrant Agreement, any other agreements relating to the Securities Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Securities Warrants will be duly authorized and validly issued; and

           (f) with respect to the Guarantees to be issued under either of the Indentures, when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Board has taken all necessary corporate action to approve the issuance and terms of such Guarantees, the terms of the offering thereof and related matters; and (iii) such Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, or
                (b) upon exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity.

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Ocean Energy, Inc.
Page 4
June 2, 1999


           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission issued thereunder. For purposes of this opinion, we assume that the securities to be issued pursuant to the Registration Statement will be issued in compliance with all applicable state securities or Blue Sky laws.

                                                    Very truly yours,

                                                   /s/ Vinson & Elkins L.L.P.
                                                       VINSON & ELKINS L.L.P.